Exhibit 99.1

MEDIA CONTACT

Dan Gugler

310 552 1834

dan.gugler@kornferry.com

INVESTOR CONTACT

Gregg Kvochak

310 552 1834

gregg.kvochak@kornferry.com

Korn Ferry Completes Acquisition of Three Leadership Development Companies

Combination Bolsters Learning & Development and Training Offerings

LOS ANGELES, Nov. 1, 2019 – Korn Ferry (NYSE: KFY) has completed its previously announced acquisition of three companies in the leadership development area: Miller Heiman Group, AchieveForum, and Strategy Execution.

“We’re pleased to welcome three new leadership development companies to Korn Ferry. The combination brings a world-class portfolio of learning, development, and performance improvement offerings and expertise to Korn Ferry and will bolster our firm’s substantial leadership development capabilities,” said Gary D. Burnison, CEO, Korn Ferry.

About Korn Ferry

Korn Ferry is a global organizational consulting firm. We work with clients to design their organizational structures, roles, and responsibilities. We help them hire the right people and advise them on how to reward, develop, and motivate their workforce. And, we help professionals navigate and advance their careers.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “will,” “may,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to, Korn Ferry’s expectations regarding the benefits of the acquisition. Such statements are based on Korn Ferry’s current expectations and are subject to numerous risks and uncertainties, many of which are outside of the control of Korn Ferry. Readers are cautioned not to place undue reliance on such statements.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the risk that the acquisition disrupts current plans and operations of Korn Ferry and/or of the acquired companies; the ability to successfully integrate the operations and employees of the acquired companies into Korn Ferry; the ability to recognize the anticipated benefits of the acquisition, which may be affected by, among other things, competition, the ability of Korn Ferry to grow and manage growth profitably, maintain relationships with customers and suppliers, and retain key employees; costs related to the acquisition; and other risks and uncertainties indicated from time to time in filings with the SEC by Korn Ferry. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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